UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2022

Sezzle Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56267	81-0971660
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

251 N. 1st Ave.

Suite 200

Minneapolis, MN 55401

(Address of principal executive offices, including zip code)

+1 (651) 504-5402
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

In this report, “Sezzle Inc.,” “Sezzle,” “Company,” “we,” “us” and “our” refer to Sezzle Inc., and/or one or more of our wholly-owned subsidiaries, unless the context otherwise provides.

Item 1.01 Entry into a Material Agreement

The disclosure set forth below under item 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, on February 28, 2022, Sezzle Inc., a Delaware public benefit corporation (“Sezzle”), entered into an Agreement and Plan of Merger with Zip Co Limited, an Australian public company limited by shares (“Zip”), and Miyagi Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Zip (“Merger Sub” and together with Sezzle and Zip, the “Parties”). On July 11, 2022, the Parties entered into a Termination Agreement (the “Termination Agreement”), dated as of July 11, 2022, pursuant to which the Parties agreed by mutual consent to terminate the Merger Agreement and the other Transaction Agreements (including the Parent Support Agreements and the Company Support Agreements (each as defined in the Merger Agreement)). Pursuant to the Termination Agreement, Sezzle received from Zip U.S. $11 million substantially concurrently with the execution of the Termination Agreement, to cover, among other things, Sezzle’s legal, accounting, and other costs associated with the transaction. Additionally, pursuant to the Termination Agreement, subject to certain exceptions set forth therein, Zip and Sezzle released each other, and each other’s former and current subsidiaries, equity holders, stockholders, controlling persons, directors, officers, employees, agents, advisors, affiliates, and others specified in the Termination Agreement, from any and all past, present or future liabilities, actions, causes of action, claims, damages, demands and obligations that arise from or out of, are based upon, or are in connection with the Transaction Agreements or the transactions contemplated thereby.

The foregoing description of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and the terms of which are incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition

On July 11, 2022, Sezzle issued a press release announcing the termination of the Merger Agreement. The press release contained disclosures reporting on certain financial and operating results of the Company for the quarter ended June 30, 2022 (the “Preliminary Second Quarter Estimated Financial Results”). A copy of the press release is attached hereto as Exhibit 99.1 and the Preliminary Second Quarter Estimated Financial Results contained therein are incorporated by reference herein.

The Preliminary Second Quarter Estimated Financial Results are subject to the completion of the Company’s customary quarter-end financial closing procedures, including management’s review and finalization of its unaudited financial statements for three and six month period ended June 30, 2022, as well as review procedures by the Company’s independent registered public accounting firm of such unaudited financial statements, which have not yet been completed. Therefore, the Preliminary Second Quarter Estimated Financial Results should not be viewed as a substitute for the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022.

The information in this Item 2.02 (including the Preliminary Second Quarter Estimated Financial Results in Exhibit 99.1 attached hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company, under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events

The press release announcing the termination of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1, is incorporated by reference herein (except for the Preliminary Second Quarter Estimated Financial Results contained therein).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Termination Agreement, dated July 11, 2022, by and among Sezzle Inc., Zip Co Limited and Miyagi Merger Sub, Inc.
99.1	Press Release, dated July 11, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEZZLE INC.

Date: July 12, 2022	By:	/s/ Charles Youakim
Charles Youakim
Chief Executive Officer

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